SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 19, 2002


                                  AvantGo, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                   000-3156                    94-3275789
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)

       25881 Industrial Boulevard
           Hayward, California                                          94545
(Address of principal executive offices)                              (Zip Code)

                                 (510) 259-4000
              (Registrant's telephone number, including area code)


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Item 5. Other Events.

      On December 19, 2002, AvantGo, Inc., a Delaware corporation ("AvantGo"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Sybase, Inc., a Delaware corporation ("Sybase"), and Seurat Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Sybase ("Merger Sub"), pursuant to which Merger Sub will merge with and into AvantGo, with AvantGo being the surviving corporation (the "Merger"). The Merger is conditioned upon, among other things, approval by holders of a majority of AvantGo common stock. The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference.

      On December 20, 2002, AvantGo and Sybase issued a joint press release, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Merger Agreement.

Item 7. Financial Statements and Exhibits.

(c)   Exhibits

2.1 Agreement and Plan Merger by and among Sybase, Inc., Seurat Acquisition Corporation and AvantGo, Inc. dated as of December 19, 2002

99.1  Press Release dated December 20, 2002


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              AvantGo, Inc.


                                              By: /s/ Mark Cochran
                                                 -------------------------------
                                                   Mark Cochran, Vice President
Date: December 20, 2002                            General Counsel and Secretary


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                                  EXHIBIT INDEX

EXHIBIT     DESCRIPTION

2.1 Agreement and Plan Merger by and among Sybase, Inc., Seurat Acquisition Corporation and AvantGo, Inc. dated as of December 19, 2002

99.1        Press Release dated December 20, 2002